UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have had a number of constructive conversations with our shareholders with respect to Mr. Nuti’s special retention award approved in January 2011. Our Compensation and Human Resource Committee (CHRC) had granted Mr. Nuti a long-term incentive award in the form of 107,031 time-based restricted stock units that vest 100% on February 7, 2014, subject to Mr. Nuti’s continued employment with NCR and other terms and conditions set out in the Award Agreement. At that time, the CHRC determined it was in the shareholders’ best interests to provide an additional amount of long-term compensation given potential retention risks and Mr. Nuti’s broadly acknowledged talents. The CHRC generally considered the three year cliff-vesting period to be a performance condition given that the goal of this award is to retain Mr. Nuti.

In our recent discussions, some shareholders have expressed the view that additional performance conditions could be applied to Mr. Nuti’s special retention award. These views are consistent with our pay-for-performance philosophy and as a result, the CHRC, with Mr. Nuti’s full support, has now modified this award to include the additional performance conditions described below.

Vesting of the award will be conditioned upon NCR achieving:

(1) a pre-determined Non-Pension Operating Income after Capital Charge (“NPOICC”) goal as established by the CHRC for the 2013 fiscal year; and

(2) total stockholder return that equals or exceeds the median of NCR’s defined peer group for the period of January 1, 2012 to December 31, 2013.

If these performance conditions are met, the award will vest 100% on February 7, 2014, subject to Mr. Nuti’s continued employment with NCR in accordance with the Award Agreement. However, if these performance conditions are not met, the award will be forfeited completely and there will be no payout.

The amendment to Mr. Nuti’s Award Agreement is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to the 2011 Restricted Stock Unit Agreement for William Nuti dated April 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: April 19, 2012	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and
Corporate Secretary

Index to Exhibits

Exhibit No.	Description

10.1	Amendment to the 2011 Restricted Stock Unit Agreement for William Nuti dated April 19, 2012